EXHIBIT 23.2


                               EDELMAN & CO., LTD.


         We hereby consent to the use of the form of our opinion to the Board of Directors of Town Bankshares, Ltd. included as an appendix to the Form S-4 Registration Statement relating to the proposed acquisition of Town Bankshares, Ltd. by Wintrust Financial Corporation, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               /s/ Edelman & Co., Ltd.

August 19, 2004